Exhibit 99.1

Press Release

3D Systems Corporation

333 Three D Systems Circle

Rock Hill, SC 29730

www.3dsystems.com

NYSE: DDD

Investor Contact:  investor.relations@3dsystems.com

Media Contact:  press@3dsystems.com

3D SYSTEMS ANNOUNCES SALE OF GEOMAGIC® SOFTWARE PORTFOLIO

•	3D Systems to sell Geomagic® reverse engineering, design, and inspection software portfolio to Hexagon for $123 million, with closure anticipated in first half of 2025

•	Company will sharpen its focus on software solutions that accelerate adoption of 3D printing technologies in large-scale, production application environments

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Focus to be on expansion of capabilities of market-leading platforms, 3D Sprint® and 3DXpert® for polymer and metal printing technologies by leveraging AI and machine learning to deliver improved workflows, higher productivity, reduced costs and improved component quality in production environments

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Oqton Industrial Manufacturing OS to focus on critical industrial applications, leveraging partnership with Baker Hughes to develop digital ecosystem for highly-regulated industries such as energy and healthcare

ROCK HILL, South Carolina, December 12, 2024 – Following a strategic review of the Company’s software investment strategy, 3D Systems (NYSE:DDD) today announced that it has signed a definitive agreement to sell its Geomagic software portfolio to the Manufacturing Intelligence Division of Hexagon, a global leader in digital reality solutions, combining sensor, software, and autonomous technologies, for $123 million. The transaction is expected to close in the first half of 2025, following the completion of customary regulatory reviews. The Geomagic product portfolio is a powerful, proven integrated software tool kit that includes Design X, Control X, Freeform, Wrap, and Geomagic for SolidWorks. The Geomagic portfolio has built a strong user base in, among other things, the market for creating digital models from physical objects that can then be used to manufacture the finished component. This process, commonly known as ‘reverse engineering,’ automates the processing of scan data captured with a 3D

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scanner to create accurate CAD models. Certain Geomagic products can also be used to design from scratch or modify existing models and to accurately measure and inspect parts for quality control purposes when finished. As a leader in scanning technologies, Hexagon is ideally positioned to harness the power of the Geomagic portfolio to offer a more complete scan-to-CAD workflow, to bridge the physical and digital worlds.

Following the divestiture, 3D Systems will focus on its software platforms that are core to customer adoption and application of its 3D printing technologies. These specifically include 3D Sprint, 3DXpert, and Oqton Industrial Manufacturing OS, each of which bring unique value to customers targeting large-scale, production applications. By concentrating development resources on these platforms, 3D Systems believes it can accelerate its strategic software development efforts and augment its product offerings to empower customers to unlock the full potential of AM. This focus is particularly important in order to increasingly leverage the capabilities of AI and machine learning, as these powerful new tools become more accessible to companies targeting, high-reliability production environments and other critical industrial settings. By focusing on these high-ROI, mission-critical software offerings, the Company will better enable the widespread adoption of additive manufacturing significantly enhancing customer and shareholder value.

3DXpert and 3D Sprint are core to the company’s metal and polymer additive manufacturing solutions respectively. 3DXpert is renowned as a production-grade additive manufacturing software solution that combines design for additive manufacturing (DfAM), build preparation simulation and inspection in a single environment. This enables shorter design-to-manufacture lead times, optimized design structure, and reduced manufacturing costs. The solution automates repetitive tasks and inspection through the power of AI and machine learning to drive efficiency, repeatability, and quality. 3D Sprint is exclusive software from 3D Systems for preparing and optimizing CAD and polygon data and managing the additive manufacturing process for its polymer 3D printing technologies. The Company’s software engineers developed this solution to support file preparation to production in the same software environment with an easy-to-use interface to maximize efficiency and avoid costly errors, saving customers both time and money. Continued innovation alongside experts within 3D Systems’ Application Innovation Group (AIG) and print process team has enabled a variety of segment-specific workflows to address challenging applications. By focusing additional investment in 3DXpert and 3D Sprint, the Company will be able to place greater emphasis on its R&D efforts to deliver enhanced

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capabilities that will enable its customers to propel their innovation and address a broader range of applications.

Integral to 3D Systems’ software strategy is the Company’s Oqton Industrial Manufacturing OS that helps customers move from prototyping to a repeatable and high-quality production additive manufacturing process. Through the power of AI, Manufacturing OS is intended to manage, optimize, automate, and prepare actions and data to increase throughput, scale production, and maximize operational efficiency. In early 2023, 3D Systems and Baker Hughes began a formal collaboration on this solution. The goal of this effort is to develop an industrial digital ecosystem that increases efficiency and facilitates regulatory compliance to transform how manufacturers bring their products to market in highly regulated industries such as energy, aerospace, and healthcare.

“The additive manufacturing (AM) industry is rapidly evolving, and we believe there are significant opportunities to drive innovation that is critical to the wide-spread adoption of 3D printing in production environments,” said Dr. Jeffrey Graves, president & CEO, 3D Systems. “While advanced printing hardware and engineering materials are essential to the new applications that are of most interest to our customers, software is equally important to the mass adoption of the technology. As the company that commercialized the first 3D printing technology nearly four decades ago and has the most extensive experience in mass production of custom components, 3D Systems is well-positioned to be a leader in moving AM from the lab to the factory floor. The changes we’re announcing today will sharpen our focus on those software platforms that are most critical to our customers’ success in this new-use environment. By streamlining our software operations, focusing exclusively on our core platforms, and leveraging the exceptional capabilities that AI is now making available to us, we will be better positioned to support our customers’ most critical requirements as they move 3D printing into high-volume production environments.”

Dr. Graves concluded, “For those thousands of loyal Geomagic customers who have been essential to our growth, we believe that Hexagon is an ideal strategic owner for these assets and that the future will be bright under their stewardship. For 3D Systems’ stakeholders, this transaction leaves the Company very well-positioned for the future, with the broadest technology base in the industry, the scale needed to support our customers in production environments, and a fortified balance sheet to continue driving our industry leading innovation.”

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Forward-Looking Statements

Certain statements made in this release that are not statements of historical or current facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the company to be materially different from historical results or from any future results or projections expressed or implied by such forward-looking statements. In many cases, forward-looking statements can be identified by terms such as “believes,” “belief,” “expects,” “may,” “will,” “estimates,” “intends,” “anticipates” or “plans” or the negative of these terms or other comparable terminology. Forward-looking statements are based upon management’s beliefs, assumptions, and current expectations and may include comments as to the company’s beliefs and expectations as to future events and trends affecting its business and are necessarily subject to uncertainties, many of which are outside the control of the company. The factors described under the headings “Forward-Looking Statements” and “Risk Factors” in the company’s periodic filings with the Securities and Exchange Commission, as well as other factors, could cause actual results to differ materially from those reflected or predicted in forward-looking statements. Although management believes that the expectations reflected in the forward-looking statements are reasonable, forward-looking statements are not, and should not be relied upon as a guarantee of future performance or results, nor will they necessarily prove to be accurate indications of the times at which such performance or results will be achieved. The forward-looking statements included are made only as of the date of the statement. 3D Systems undertakes no obligation to update or revise any forward-looking statements made by management or on its behalf, whether as a result of future developments, subsequent events or circumstances or otherwise, except as required by law.

About 3D Systems

More than 35 years ago, 3D Systems brought the innovation of 3D printing to the manufacturing industry. Today, as the leading additive manufacturing solutions partner, we bring innovation, performance, and reliability to every interaction - empowering our customers to create products and business models never before possible. Thanks to our unique offering of hardware, software, materials, and services, each application-specific solution is powered by the expertise of our application engineers who collaborate with customers to transform how they deliver their products and services. 3D Systems’ solutions address a variety of advanced applications in healthcare and industrial markets such as medical and dental, aerospace & defense, automotive, and durable goods. More information on the company is available at www.3dsystems.com.

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